For Immediate Release

Contact: Donna Shaults
630-875-5464
dshaults@enesco.com

ENESCO GROUP, INC. FILES LAWSUIT
REGARDING ALLEGED BREACH OF LICENSE AGREEMENT

Itasca, Ill. – July 29, 2005 – Enesco Group, Inc. (NYSE: ENC) today filed suit against Department 56, Inc., Sunshine Productions, Inc., Kevin Knowles and Jim Shore Designs, Inc. in the United States District Court, Northern District of Illinois, Eastern Division.

In summary, the Complaint, as against Jim Shore Designs, alleges breach of contract related to Enesco’s current license agreement with Jim Shore Designs, which license was filed with the SEC on a Form 8-K, dated October 5, 2004. Enesco specifically alleges that Jim Shore Designs is breaching provisions relating to Enesco’s exclusivity under the current license agreement. With regard to Department 56, the Complaint alleges a violation of Section 43(a) of the Lanham Act. As against Sunshine Productions, Enesco alleges that Sunshine Productions interfered with Enesco’s contract with Jim Shore Designs. Finally, in the Complaint, Enesco alleges that Sunshine Productions and Kevin Knowles engaged in a civil conspiracy and induced an employee to breach her duty of loyalty to Enesco. The Company seeks monetary and equitable relief in connection with the suit.

Enesco plans to rigorously pursue adherence to its current license agreement, and does not seek to terminate its license agreement with Jim Shore Designs in this Complaint.

About Enesco Group, Inc.
Enesco Group, Inc. is a world leader in the giftware, and home and garden décor industries. Serving more than 40,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home décor boutiques as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in Europe, Canada, Australia, Mexico, Asia and the Pacific Rim. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco’s international distribution network is a leader in the industry. The Company’s product lines include some of the world’s most recognizable brands, including Heartwood Creek by Jim Shore, Walt Disney Company, Walt Disney Classics Collection, Pooh & Friends, Nickelodeon, Bratz, Halcyon Days, Lilliput Lane and Border Fine Arts, among others. Further information is available on the Company’s web site at www.enesco.com.

This press release contains forward-looking statements, which reflect management’s current assumptions and beliefs and are based on information currently available to management. The Company has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “anticipates,” “could,” “estimates,” “plans,” and “believes,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors, which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited to: the Company’s success in developing new products and consumer reaction to the Company’s new products; the Company’s ability to secure, maintain and renew popular licenses, particularly our Cherished Teddies, Heartwood Creek and Disney licenses; the Company’s ability to grow revenues in mass and niche market channels; the Company’s ability to comply with covenants contained in its credit facility; the Company’s ability to obtain a new global senior credit facility; the Company’s ability to effectively transition to the legacy information system; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon incorrect forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war. In addition, the Company operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in the Company’s reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

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